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                                                                    EXHIBIT 99.1


                COORSTEK UPDATES PRELIMINARY 2001 BALANCE SHEET

Golden, Colorado, February 7, 2002 - CoorsTek, Inc. (Nasdaq: CRTK), a leading designer and manufacturer of critical components and integrated assemblies for the semiconductor capital equipment industry and other high technology applications, today released an updated 2001 unaudited balance sheet to recognize a minimum pension benefit liability of $33.3 million related to its frozen defined benefit plan. Recognition of this liability does not affect CoorsTek's unaudited consolidated statements of income and cash flows as presented in its January 24, 2002 press release.

The minimum pension benefit liability is the difference between the pension liability for the cost of funding future pension obligations and the fair market value of the pension plan assets at December 31, 2001. The majority of this difference is attributed to the decline in global financial markets experienced during 2001. Recognition of the minimum pension liability affected two other balance sheet items, resulting in a decrease in stockholders' equity of $20.3 million and an increase in deferred tax assets of $13.0 million.

CoorsTek designs and manufactures components, integrated assemblies, and automated systems for the semiconductor capital equipment market and other high technology applications. Using technical ceramics, precision-machined metals, engineering plastics and high purity fused quartz, the Company's engineered solutions enable its customers' products to overcome technological barriers and improve performance.

Certain statements in this Press Release constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because a majority of the amount of the minimum pension benefit liability resulted from the effect of declines in global financial markets on the assets held in trust for CoorsTek's defined benefit plan, future market fluctuations will change the amount of this liability from time to time. CoorsTek cannot currently predict the amount by which this liability may fluctuate at any given future date.
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                                COORSTEK, INC.
                     UNAUDITED CONSOLIDATED BALANCE SHEET
                                (IN THOUSANDS)

                                                DECEMBER 31,   DECEMBER 31,
                                                   2001           2000
                                                ------------   ------------
ASSETS
Current assets:
 Cash                                               $ 11,684       $      -
 Accounts receivable                                  35,829         75,915
 Inventories                                          71,287        101,973
 Other assets                                         21,287         17,178
                                                    --------       --------
  Total current assets                               140,087        195,066

Properties, net                                      150,514        151,250
Other noncurrent assets                               67,651         46,579
                                                    --------       --------
Total assets                                        $358,252       $392,895
                                                    ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current maturities of debt                         $  2,675       $    900
 Accounts payable                                      8,075         29,634
 Other current liabilities                            24,971         35,906
                                                    --------       --------
  Total current liabilities                           35,721         66,440

Long-term debt                                       103,656         97,230
Other long-term liabilities                           54,544         20,265
                                                    --------       --------
Total liabilities                                    193,921        183,935

Stockholders' equity                                 164,331        208,960
                                                    --------       --------
Total liabilities and stockholders' equity          $358,252       $392,895
                                                    ========       ========
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